                                                                    EXHIBIT 99.1

                            FORM OF PROXY STATEMENT
                       FOR THE CRESCENT BANKING COMPANY
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                   [LETTERHEAD OF CRESCENT BANKING COMPANY]



                                                                  March 31, 1999

TO THE SHAREHOLDERS OF
CRESCENT BANKING COMPANY:

          You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Crescent Banking Company (the "Company"), which will be held at the Pickens County Chamber of Commerce Community Center located at
500 Stegall Drive, Jasper, Georgia, Thursday, April 22, 1999 at 2:00 p.m. (the "Annual Meeting").

     At the Annual Meeting, you will be asked to consider and vote upon:

     (1) The election of two Class II directors to serve until the Company's 2002 Annual Meeting of Shareholders or until their successors are elected and qualified; and

     (2) An amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 2,500,000 to 10,000,000, and

     (3) Such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

          We hope you can attend the Annual Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. Your completion of the proxy will ensure that your preferences will be expressed on the matters that are being considered. If you deliver a completed proxy, but you are able to attend the Annual Meeting, you may revoke your proxy and re-cast your votes by voting in person at the Annual Meeting or by following the revocation procedures described in the accompanying Proxy Statement. If you have any questions about the Proxy Statement, please contact us.

                              Sincerely,


                              /s/ J. Donald Boggus, Jr.
                              -------------------------
                              J. Donald Boggus, Jr.
                              President and CEO

                           CRESCENT BANKING COMPANY
                                251 Highway 515
                               Jasper, GA 30143

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 22, 1999

TO THE SHAREHOLDERS OF CRESCENT BANKING COMPANY:

          NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Crescent Banking Company (the "Company") will be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, Thursday, April 22, 1999 at 2:00 p.m. (the "Annual Meeting"), for the following purposes:

     1. Elect Directors.  To elect two Class II directors to serve until the
        ----------------
        Company's 2002 Annual Meeting of Shareholders or until their successors are elected and qualified.

     2. Amendment to Articles of Incorporation.  To consider and vote upon a
        ---------------------------------------
        proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 2,500,000 to 10,000,000.

     3. Other Business.  To act upon such other matters as may properly come
        ---------------
        before the Annual Meeting or any reconvened meeting following any adjournment thereof.

          Only shareholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ J. Donald Boggus, Jr.
                              -------------------------
                              J. Donald Boggus, Jr.
                              President and CEO


March 31, 1999

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          OF CRESCENT BANKING COMPANY
                      TO BE HELD THURSDAY, APRIL 22, 1999


                                  INTRODUCTION

General

          This Proxy Statement is being furnished to the shareholders of Crescent Banking Company (the "Company") in connection with the solicitation by the Company of proxies for use at the Company's 1999 Annual Meeting (the "Annual Meeting") of Shareholders to be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia on Thursday, April 22, 1999, and at any postponements or adjournments thereof. The Annual Meeting is being held to consider and vote upon (i) the election of two Class II directors to serve until the Company's 2002 Annual Meeting of Shareholders or until their successors are elected and qualified, (ii) a proposed amendment the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 2,500,000 to 10,000,000, and (iii) such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. This proxy solicitation is being made by Crescent Banking Company.

          This Proxy Statement is dated March 31, 1999 and is first being mailed to the shareholders of the Company on or about April 5, 1999. A copy of the Company's 1998 Annual Report to Shareholders accompanies this Proxy Statement. Shareholders of the Company may also receive, at no charge except the Company's cost of copying exhibits, a copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission by the Company for the year ended December 31, 1998, by making a written or oral request to J. Donald Boggus, Jr., President and CEO, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143, telephone (706) 692-2424.

             RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

          The Company's Board of Directors has fixed the close of business on March 22, 1999 as the record date (the "Record Date") for the determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,728,708 shares of the $1.00 par value common stock of the Company ("Common Stock") issued and outstanding and held by approximately 588 shareholders of record. All share information contained in this Proxy Statement reflects the Company's September 30, 1998 two-for-one stock split.

     Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS

ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED "FOR" ELECTION OF THE TWO NOMINEES FOR CLASS II DIRECTOR NAMED IN THE PROXY STATEMENT, "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 2,500,000 TO 10,000,000, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

          A shareholder who gives a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: Crescent Banking Company, Post Office Box 668, Jasper, Georgia, 30143, Attention: J. Donald Boggus, Jr., President and CEO.

COST OF SOLICITATION OF PROXIES

          The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the company may solicit proxies in person or by telephone or telegraph.

QUORUM AND VOTING REQUIREMENTS

          The approval of each proposal set forth in this proxy statement requires that a quorum be present at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the Record Date.

          Proposal One, relating to the election of the nominees for class ii directors, requires approval by a "plurality" of the votes cast by the shares of Common Stock entitled to vote in the election. This means that Proposal One will be approved only if the holders of a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting vote in favor of Proposal One. With respect to Proposal One, abstentions and "broker non-votes" will be counted as shares of Common Stock present for purposes of determining the presence of a quorum. However, neither abstentions nor "broker non-votes" will be counted as votes cast for purposes of determining whether a particular proposal has received sufficient votes for approval. A "broker non-vote" occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

          Proposal Two, and any other proposal that is properly brought before the Annual Meeting, requires approval by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. With respect to such proposals, abstentions will be counted, but "broker non-votes" will not be counted, as shares present for purposes of determining the presence of a quorum. Both abstentions and "broker non-votes" will be counted as votes cast against such proposals for purposes of determining whether such proposal has received sufficient votes for approval.

ADJOURNMENT

          In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

                                  PROPOSAL ONE
                         ELECTION OF CLASS II DIRECTORS

GENERAL

          The Board of Directors of the company currently consists of six members divided into three classes, designated Class I, Class II, and Class III, each serving for a period of three years from their respective dates of election. The current members of the Company's Board of Directors are serving terms ending with the Company's Annual Meetings of shareholders in 1999 (class
II), 2000 (Class III) and 2001 (Class I). One-third of the members of the Board of Directors are elected by the shareholders annually. The Annual Meeting is being held in part to elect two Class II Directors of the Company to serve until the Company's Annual Meeting of Shareholders in 2002 or until their respective successors are elected and qualified.

          The directors whose terms will expire at the 1999 Annual Meeting are
L. Edmund Rast and Harry C. Howard. L. Edmund Rast and J. Donald Boggus, Jr. have been nominated by the Board of Directors to stand for election. If elected, Messrs. Rast and Boggus will serve as Class II directors holding office until the Company's 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. The following table sets forth, as to each director, officer or nominee, (i) his name; (ii) his age at March 22, 1999; (iii) the date he was first elected as a director or officer; (iv) a description of positions and offices that he holds with the Company (other than as a director), Crescent Bank and Trust Company (the "Bank"), and Crescent Mortgage Services, Inc. ("CMS"), if any; (v) a brief description of his principal occupation or occupations over at least the last five years; (vi) his other business experience; (vii) the number of shares of Common Stock beneficially owned by him on March 22, 1999; (viii) and the percentage of the total shares of Common Stock outstanding on March 22, 1999 that his beneficial ownership represents. Messrs. Howell and Rast have served as directors of the Company since its organization, and as directors of the Bank from its organization until April 1995. Mr. Lowe has served as a director of the Bank and of the Company since their respective organizations. Mr. Fendley, who has served as a director of the Bank since its organization, was elected to the
Company's Board of Directors at the 1994 Annual Meeting.    Mr. Elliott has
served as a director of the Company since October 1996 and a director of the Bank since April 1995. Mr. Boggus has served as a director of the Bank since April 1996 when he was named President and CEO of the Company and the Bank.

        Name; Age                Number and
 at March 22, 1999; Date        Percentage of                            Principal Occupation
 First Elected as Director       Shares (1)                            and Business Experience
--------------------------     --------------                          -----------------------

       Nominees for Election as Class II Directors (Term Expiring 2002)
       ----------------------------------------------------------------
L. Edmund Rast                  29,600 (1.71%)  Mr. Rast began his career with the Southern Bell Telephone Company
Age 83                                          in 1937 and served in various capacities before leaving Southern
1991                                            Bell as President and Chief Executive Officer in 1981.  Mr. Rast
                                                then joined Audichron Co., an Atlanta electronics company, as
                                                Chairman and Chief Executive Officer in 1983 and remained with
                                                Audichron until his retirement in 1984.  Mr. Rast previously served as Chairman of the Board of the Bank until April 1995 when Mr. Rast retired from the Bank's Board.  Mr. Rast also served as Chairman of the Board of the Company from its organization until May 1995.

J. Donald Boggus, Jr.              29,496 (2)   Mr. Boggus began his Banking career working with C & S National
                                       (1.69%)  Bank in 1984 while attending the Georgia Institute of Technology.
Age 35                                          After serving as a staff accountant for two years with a regional
1989                                            accounting firm, Mr. Boggus worked as Controller for Etowah Bank in
                                                Canton, Georgia.  Mr. Boggus joined Crescent Bank and Trust Company as controller in March 1989.  Mr. Boggus served as Chief Financial
                                                Officer of the Bank and the Company until being named President and
                                                CEO in April 1996.  Mr. Boggus has served on the Board of the Bank and CMS since April 1996.  Mr. Boggus also serves as Secretary of
                                                CMS.

                                     Incumbent Class II Directors Not Standing for Re-Election
                                     ---------------------------------------------------------

Harry C. Howard                 34,800 (2.01%)  Mr. Howard was a partner in the Atlanta law firm of King & Spalding
Age 69                                          from 1960 through 1992 and is presently a retired partner of such
1994                                            firm.  Mr. Howard served as Chairman of the Board of the Bank from
                                                April 1995 to April 1996.


                                        Incumbent Class III Directors (Term Expiring 2000)
                                        --------------------------------------------------

Arthur Howell                      45,996 (3)   Mr. Howell was a partner in the Atlanta law firm of Alston & Bird,
Age 79                                 (2.65%)  LLP from 1945 through August 1988, and is currently of counsel with
1991                                            that firm.  He is the President and a director of Summit
                                                Industries, Inc., a family-owned consumer products company, and is a director of the Enterprise Group of Funds, a family of mutual funds registered with the Securities and Exchange Commission.  Mr.
                                                Howell has served as Chairman of the Company's Board since May
                                                1995.  Mr. Howell had previously served as Secretary of the
                                                Company.  Mr. Howell retired from the Bank's Board in April 1995.


Michael W. Lowe                    248,754 (4)  Mr. Lowe founded Jasper Jeep Sales, Inc., in 1976 and has served as
Age 51                                (14.33%)  its Chief Executive Officer since that time.
1991

                                         Incumbent Class I Directors (Term Expiring 2001)
                                         ------------------------------------------------

Charles R. Fendley                    17,770    Mr. Fendley served as the Vice President of Jasper Yarn Processing,
Age 53                                 (1.02%)  Inc., a textile business, from 1972 until 1996, and has been a
1994                                            director of Oglethorpe Power Corporation since 1993.  Since August
                                                1996, Mr. Fendley has served as a mortgage officer of Crescent Bank and Trust Company.  Mr. Fendley has served as Secretary of the
                                                Company since May, 1995.

REVOCABLE PROXY

                            CRESCENT BANKING COMPANY
           REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1999

The undersigned hereby appoints A. James Elliott and Arthur Howell, or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held THURSDAY, APRIL 22, 1999, at 2:00 p.m., local time, at Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, and at any postponement or adjournment thereof (the "Annual Meeting").

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENTS AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED SAID PROXIES WILL VOTE FOR APPROVAL OF THE PROPOSAL.

The Board of Directors recommends a Vote "FOR" the following proposal:

1. ELECTION OF DIRECTORS: Authority for the election of L. Edmund Rast and J. Donald Boggus, Jr. as Class II directors each to serve until the Company's 2002 Annual Meeting of Shareholders or until their successors are elected and qualified.

FOR _____                      WITHHOLD AUTHORITY _____
both nominees listed above     to vote for nominees
(except as marked to           written below.
                               the contrary below)
________________________________________________________________________________

The Board of Directors recommends a Vote "FOR" the following proposal:

2. AMEND THE COMPANY'S ARTICLES OF INCORPORATION: AUTHORITY TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 2,500,000 TO 10,000,000.

FOR _____        AGAINST _____        ABSTAIN _____

PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, TRUSTEE, OR GUARDIAN PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

COMMON SHARES:            DATED:  ________________, 1999

ACCOUNT NUMBER:


                                         ___________________________________
                                         SIGNATURE

                                         ______________________________________
                                         SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
FURNISHED.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.